EXHIBIT 99.1

ION MEDIA NETWORKS, SCHOLASTIC, NBC UNIVERSAL, CORUS ENTERTAINMENT, AND CLASSIC MEDIA/BIG IDEA
UNITE TO LAUNCH GROUNDBREAKING MULTI-PLATFORM NETWORK FOR CHILDREN

Partners to create “Smart Place for Kids” across multiple distribution platforms, including blocks on three national broadcast networks – ION Media Networks, NBC and Telemundo – a 24/7 digital broadcast kids channel, video on demand services and a branded website

September 2006 launch features bilingual programming for all children

(New York, Los Angeles, Toronto, West Palm Beach – May 8, 2006) – In an unprecedented combination of distribution and content players in children’s television, Scholastic, NBC Universal, Corus Entertainment and Classic Media/Big Idea are joining forces with the national TV distribution systems of ION Media Networks, NBC and Telemundo to form a unique new children’s network featuring bilingual content for all children.

The partners will combine content and distribution assets to create an unparalleled multi-platform children’s network powered by ION’s national footprint of 60 broadcast stations, the NBC and Telemundo broadcast networks, the market-leading education, literacy, and creative franchise of Scholastic, as well as the combined content libraries and production capabilities of Classic Media/Big Idea, Corus Entertainment’s subsidiary Nelvana, and NBC Universal.

Uniting behind a common mission, championing literacy and values in the children’s television category, the partners will launch a “Smart Place for Kids” as a consistently branded destination accessible across multiple media platforms, as well as provide dual-language options to serve both English- and Spanish-speaking children and families.

Platforms for the new network, scheduled to launch the first Saturday in September, with the support of a concerted advertising and marketing campaign, will include: ION Media Network’s nationally distributed analog television network, which will incorporate certain blocks of the partnership’s children’s content into its schedule; NBC, which will dedicate its Saturday morning time periods to the new network, and Telemundo, which does the same starting in October and then adds Sunday mornings in January; an all new, dedicated 24/7 digital broadcast television children’s network that will utilize the digital multicasting capacity of the ION Media Network’s group of television stations; a branded website and VOD services.

ION Media Networks, whose drive for new programming and partnership approaches led to this coalition, will be the 51% owner of the new network, with the content partners having equal equity interests in the remaining 49%. The venture will be managed by a board consisting of all partners.

The partners will draw on a large portfolio of library and custom-produced programming to jointly develop a compelling cross-platform brand identity for the new network. Multi-platform distribution will provide a unique vehicle for sponsors interested in a high quality, value-enhancing environment for their messages – one that is kid-empowering and parent-friendly.

“We saw an opportunity in the kids category for a strong coalition of committed partners with a vision of making television a trusted destination for children and families,” said ION’s CEO Brandon Burgess. “As an independent broadcaster, we want to step out in front to make television a better place and be a multi-platform leader. We are fortunate that this vision, backed by our nationwide television network and digital spectrum, has attracted such a high caliber group of partners to make the plan a reality.”

“We are excited to be creating a bilingual program service that is centered on literacy and values, and that meets the needs of ALL children. With Scholastic’s expertise in education and literacy, we are confident that we can deliver on this promise,” stated Deborah Forte, president of Scholastic Media, a division of Scholastic Inc.

“By joining with ION, Scholastic, Classic and Corus Entertainment in this new children’s programming venture, NBC Universal has accomplished the dual goals of getting back into the business of supplying children’s television programming and ensuring that the NBC and Telemundo children’s programming blocks are populated with shows that are educational, informative and at the same time entertaining,” said Jeff Zucker, Chief Executive Officer, NBC Universal Television Group. “We look forward to working with our partners to create and distribute quality kids and parent-friendly programming that focuses on literacy and values.”

“Kids and families are at the core of our business, and we constantly seek innovative ways to provide compelling entertainment experiences for them,” said John Cassaday, President and CEO of Corus Entertainment Inc., parent company of Nelvana. “This venture both complements and expands our existing U.S. business while advancing our mission to be everywhere that kids are in the new multi-platform universe.”

“This is a milestone for kids and families on commercial television,” said Eric Ellenbogen, CEO of Classic Media. “At last there is a network that will deliver Big Idea’s hilarious brand of values-based entertainment that teaches timeless lessons like self-esteem and sharing, along with Classic’s trusted library of beloved animation and live-action favorites.”

The partners will each provide expertise and resources from their organizations to enable the new multi-platform network. Classic Media/Big Idea, Scholastic Media, Corus Entertainment’s subsidiary Nelvana and NBC Universal will together contribute more than 1,000 half-hours of children’s programming that meets the FCC requirements for broadcast children’s content. The arrangement provides that in addition to the library of existing content made available to the network, each partner will also produce one original series per year.

The partners will establish an advisory board of experts in children’s content that, together with the deep expertise of the network’s own content partners, will help guide the development of programming schedules and commercial standards. Details of programming and scheduling specifics will follow swiftly as the partners advance to finalize branding and identity for their network.

About ION Media Networks
ION Media Networks owns and operates the nation’s largest broadcast television station group and the i network, reaching approximately 91 million U.S. television households via its nationwide broadcast television, cable and satellite distribution systems. On February 28, 2006, the company announced that it is changing its corporate name from Paxson Communications Corporation to ION Media Networks, Inc. The company trades under the ticker symbol ION and is currently doing business as ION Media Networks pending approval of the corporate name change by its stockholders at its annual meeting on June 23, 2006. For more information, please visit www.ionmedia.tv.

About Scholastic
Scholastic Corporation (NASDAQ: SCHL) is the world’s largest publisher and distributor of children’s books and a leader in educational technology and children’s media. Scholastic creates quality educational and entertaining materials and products for use in school and at home, including children’s books, magazines, technology-based products, teacher materials and toys. Scholastic Media, a division of Scholastic Inc., is a leading producer of quality, family-oriented feature films, television programming, videos, interactive media and web sites and is a major developer and marketer of children’s brands worldwide. The Company distributes its products and services through a variety of channels, including proprietary school-based book clubs, school-based book fairs, and school-based and direct-to-home continuity programs; retail stores, schools, libraries and television networks; and the Company’s Internet site, www.scholastic.com.

About Classic Media/Big Idea
Classic Media is America’s largest private owner of kids and family entertainment.
Classic’s library includes more than 4,000 popular and award-winning movie, TV, book and comic titles. The company’s rich content library includes some of the world’s most trusted names in literary and values-based entertainment, including Golden Books (The Poky Little Puppy, pat the bunny), Dr. Seuss’ Gerald McBoing Boing (currently airing on the Cartoon Network), Little Lulu (HBO Family), Lassie (Discovery Networks) and Big Idea’s VeggieTales, among many others. Classic’s Big Idea is recognized as the leading producer and creator of values-based product in the family entertainment industry. Best known for its award-winning VeggieTales animated series, which has sold more than 47 million videos since 1993, Big Idea is committed to providing entertaining stories that help families teach children important life lessons in a delightfully wacky way.

About Corus Entertainment Inc.
Corus Entertainment Inc. is a Canadian-based media and entertainment company. Corus is a market leader in both specialty TV and Radio. Corus also owns Nelvana Limited, a leading international producer and distributor of children’s programming and products. The Company’s other interests include publishing, television broadcasting and advertising services. A publicly traded company, Corus is listed on the Toronto (CJR.NV.B) and New York (CJR) Exchanges. Corus’ website can be found at www.corusent.com.

About NBC Universal
NBC Television Network and Telemundo are units of NBC Universal, one of the world’s leading media and entertainment companies in the development, production, and marketing of entertainment, news, and information to a global audience. Formed in May 2004 through the combining of NBC and Vivendi Universal Entertainment, NBC Universal owns and operates a valuable portfolio of news and entertainment networks, a premier motion picture company, significant television production operations, a leading television stations group, and world-renowned theme parks. NBC Universal is 80%-owned by General Electric, with 20% controlled by Vivendi Universal.

Contacts:
For ION Media Networks
Leslie Monreal
561.682.4134
lesliemonreal@ionmedia.tv

Tony Herrling
212.986.6667
herrling@braincomm.com

For Scholastic
Kyle Good
212.343.4563
Kgood@scholastic.com

For NBC Universal
Wendy Luckenbill
818.840.2543
wendy.luckenbill@nbcuni.com

For Classic Media/Big Idea
Sasha Junk
212.659.1993
sj@classicmedia.tv

For Corus Entertainment
Amanda Burgess
416.530.2247
amanda.burgess@corusent.com

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